Exhibit 99.2

FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT

FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT, dated as of March         , 2005 (this “Amendment”), between ROBOTIC VISION SYSTEMS, INC., a Delaware corporation (the “Seller”), and RVSI INSPECTION LLC (formerly known as RVSI Acquisitions, LLC), a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase and Sale Agreement dated as of March 3, 2005 (the “Agreement”) with respect to the sale of certain assets of Sellers’ Semiconductor Equipment Group, as such assets are more fully described in the Agreement; and

WHEREAS, Seller and Buyer desire to amend the Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

AGREEMENT

1.    All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.    All references to “RVSI Acquisitions, LLC” in the Agreement shall be replaced by “RVSI Inspection LLC.”

3.    Section 1.4 of the Agreement is hereby modified by inserting at the end thereof the following: “including, without limitation, any Liabilities of Seller to GSI, whether arising under the GSI Litigation or otherwise.”

4.    Section 2.1 of the Agreement is hereby modified by deleting the first sentence thereof in its entirety and replacing it with the following: “The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of Dreier, LLP, counsel to Seller (“Dreier”), 499 Park Avenue, 23rd Floor, New York, NY 10022, or such other place as the parties shall agree in writing no later than March 23, 2005 (the “Closing Date”).”

5.    Section 3.1 of the Agreement is hereby modified by: (i) deleting the phrase “Seven Million Seven Hundred Twenty Thousand Dollars ($7,720,000)” in the first sentence thereof and replacing it with “Five Million Seven Hundred Twenty Thousand Dollars ($5,720,000)”; and (ii) deleting the clause “The Estimated Purchase Price shall be adjusted in accordance with the following (as so adjusted, the “Purchase Price”):” in the second sentence thereof and replacing it with the following: “The Estimated Purchase Price shall be adjusted on or before the Closing Date in accordance with the following (as so adjusted, the “Purchase Price”):”.

6.    Section 3.2 of the Agreement is hereby modified by deleting the phrase “Estimated Purchase Price” and replacing it with “Purchase Price.”

7.    Section 3.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Purchase Price Adjustment. On the Closing Date, Buyer shall have received a certificate of the Vice President            , Finance/HR of the Seller setting forth as of the Closing Date the actual amount of Purchased Accounts Receivable and the actual value of the Current Inventory, in each case determined in accordance with Generally Accepted Accounting Principles, consistently applied, specifying in reasonable detail the method of calculation of the amounts set forth therein.”

8.    Section 4.12 of the Agreement is hereby modified by inserting immediately after the phrase “Assuming entry of the Sale Approval Order” at the beginning thereof the phrase “and except for any claims made by GSI.”

9.    Section 7.12 of the Agreement is hereby modified by inserting at the end thereof the following: “BUYER ACKNOWLEDGES THAT THE GSI LITIGATION IS PENDING AS OF THE CLOSING DATE AND THAT SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE OUTCOME OF THE GSI LITIGATION AND UNDERTAKES NO OBLIGATIONS, EXPRESS OR IMPLIED, TO ATTEMPT TO SETTLE OR OTHERWISE RESOLVE THE GSI LITIGATION.”

10.    Section 9.7 of the Agreement is hereby deleted in its entirety and replaced with the following: “[Intentionally Omitted].”

11.    Section 9.8 of the Agreement is hereby modified by inserting the phrase “Other than the GSI Litigation,” at the beginning thereof.

12.    Section 9.9 of the Agreement is hereby modified by inserting at the end thereof the following: “;provided, that the consummation of the transactions contemplated by this Agreement shall not require entering into any agreement or license with GSI.”

13.    Section 9.11 of the Agreement is hereby deleted in its entirety and replaced with the following: “[Intentionally Omitted].

14.    Section 12.1(b) of the Agreement is hereby amended by deleting the date “April 1, 2005” therein and replacing it with “March 23, 2005.”

15.    Section 14.1 of the Agreement is hereby modified by deleting clause (d) of the definition of “Permitted Liens” therein and replacing it with the following: “(d) claims, if any, that GSI may institute against the Buyer with respect to Buyer’s use of the Purchased Assets after the Closing Date.”

16.    This Amendment shall become effective upon approval of this Amendment by the Bankruptcy Court.

17.    This Amendment shall constitute an agreement in writing as required by Section 14.11 of the Agreement and except as modified hereby the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

18.    This Amendment may be executed in counterparts, each counterpart constituting an original and together constituting one document.

IN WITNESS WHEREOF, Seller and Buyer have duly executed this Amendment as of the date first above written.

SELLER: ROBOTIC VISION SYSTEMS, INC.

By:
Name: Title:

BUYER: RVSI INSPECTION LLC (formerly known as RVSI Acquisitions, LLC)

By:
Name: Title: